Exhibit (a)(5)(G)

From: Dana Kammersgard

To: group: everyone

Update on Dot Hill Systems Corp. (“Dot Hill”) Sale

Hi All, Just a brief update.

Yesterday we reached a new milestone in the process of completing the sale of Dot Hill. The initial waiting period for the US government to review the proposed acquisition expired, and we have now satisfied a critical condition under the acquisition agreement with Seagate.

The transaction will not close until early Q4FY15, and I will keep you updated on further developments. Thanks again for your support in making this an exciting chapter for Dot Hill.

Thanks,

Dana

About the Tender Offer

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF DOT HILL COMMON STOCK.

Seagate HDD Cayman, an exempted company with limited liability organized under the laws of the Cayman Islands (“Seagate”), has filed a Tender Offer Statement on Schedule TO with the United States Securities and Exchange Commission (“SEC”), and Dot Hill has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer by Seagate and Denali Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Seagate, to purchase all of the outstanding shares of Dot Hill’s common stock, $0.001 par value per share (the “Shares”), at a purchase price of $9.75 per Share, without interest, subject to any required withholding of taxes upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 1, 2015, and the related Letter of Transmittal, each of which may be amended or supplemented from time to time (the “Offer”). The Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, are available to all stockholders of Dot Hill at no expense to them. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to D.F. King & Co., Inc., the Information Agent for the offer, at 866-406-2283.

DOT HILL STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Forward Looking Statements

This communication contains forward-looking statements. These forward-looking statements are based on information available to Dot Hill as of the date of this communication. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of Dot Hill’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; the possibility that the transaction may not be timely completed, if at all; and the possibility that, prior to the completion of the transaction, if at all, Dot Hill’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that Dot Hill files from time to time with the SEC, including Dot Hill’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent quarterly and current reports on Forms 10-Q and 8-K.